SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2000

                                 PPL CORPORATION
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


      Pennsylvania                    1-11459                    23-2758192
      ------------                    -------                    ----------
(State or other jurisdiction of     (Commission                (IRS Employer
incorporation)                      File Number)             Identification No.)


                       PPL ELECTRIC UTILITIES CORPORATION
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


      Pennsylvania                    1-905                      23-0959590
      ------------                    -----                      ----------
(State or other jurisdiction of     (Commission                (IRS Employer
incorporation)                      File Number)             Identification No.)

           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


              (Former name or former address, if changed since last report.)


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ITEM 2.   DISPOSITION OF ASSETS (PPL ELECTRIC UTILITIES CORPORATION);
          ----------------------------------------------------------
ITEM 5.   OTHER EVENTS (PPL CORPORATION)
          ------------------------------

          Reference is made to the Annual Report on Form 10-K of PPL Corporation ("PPL") and PPL Electric Utilities Corporation ("PPL Utilities") for the year ended December 31, 1999 for information on deregulation and increasing competition in the electric utility industry, including the Pennsylvania Electricity Generation Customer Choice and Competition Act (the "Act"), which was adopted to restructure Pennsylvania's electric utility industry to create retail access to a competitive market for generation of electricity, and PPL Utilities' 1998 restructuring proceeding before the Pennsylvania Public Utility Commission under the Act.

          On July 1, 2000, PPL and PPL Utilities completed a corporate realignment in order to effectively separate PPL Utilities' regulated transmission and distribution businesses from its recently deregulated generation businesses and to better position the companies and their affiliates in the new competitive market-place. Exhibit 99.1 illustrates the relevant elements of the corporate organization immediately before and after the realignment. The corporate realignment included the following key features:

          o PPL Utilities transferred its generating and certain other related assets, along with associated liabilities, to new unregulated generating company subsidiaries of PPL Generation, LLC ("PPL Generation). In connection with the transfer, PPL Energy Funding Corporation ("PPL Energy Funding"), the parent company of PPL Generation, assumed $670 million aggregate principal amount of PPL Utilities' debt issued to affiliated companies.

          o PPL Utilities also transferred assets constituting its wholesale energy marketing business, along with associated liabilities, to its wholly-owned subsidiary, PPL EnergyPlus, LLC ("PPL EnergyPlus"), and transferred its interest in PPL EnergyPlus to PPL Energy Funding.

          o PPL Utilities distributed, as a distribution on common stock in a "tax-free spin-off," all of the outstanding shares of stock of PPL Energy Funding to PPL, which resulted in PPL Energy Funding becoming a wholly-owned subsidiary of PPL.

          o PPL's independent power subsidiary, PPL Global, LLC ("PPL Global"), also transferred its U.S. electric generating subsidiaries to PPL Generation.

          o PPL Utilities entered into power sales agreements with PPL EnergyPlus for the purchase of electricity to meet PPL Utilities' obligations as a Provider of Last Resort ("PLR") for customers who have not selected an alternative supplier under the Act.

          As a result of the corporate realignment, PPL Utilities' principal business is the transmission and distribution of electricity to serve retail customers in its franchised territory in eastern and central Pennsylvania; PPL Generation's principal business is owning and operating U.S. generating facilities through various subsidiaries; PPL EnergyPlus' principal business is wholesale and retail energy marketing; and PPL Global's principal business is the acquisition and development of both U.S. and international energy projects and ownership of international energy projects. PPL Energy Funding serves as the parent company for virtually all of PPL's unregulated businesses, including PPL


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Generation, PPL EnergyPlus and PPL Global. Other subsidiaries of PPL and PPL
Utilities are generally aligned in the new corporate structure according to their principal business functions.

          The corporate realignment followed receipt of various regulatory approvals, including approvals from the Pennsylvania Public Utility Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (c)  Exhibits

               99.1 Corporate Organization Before and After Realignment
               99.2 Unaudited Pro Forma Consolidated Financial Information of
                    PPL Electric Utilities Corporation


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PPL CORPORATION
                                        PPL ELECTRIC UTILITIES CORPORATION

                                        By:  /s/ Joseph J. McCabe
                                           -------------------------------------
                                           Joseph J. McCabe
                                           Vice President and Controller

Dated:  July 14, 2000